Exhibit 10.1
Waiver of Shareholder Rights Agreement
July 3, 2024

Re: Waiver of Shareholder Rights Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Shareholder Rights Agreement (the “Shareholder Rights Agreement”), dated as of October 3, 2022, by and among Movella Holdings Inc. f/k/a Pathfinder Acquisition Corporation (the “Company”), Pathfinder Acquisition, LLC, FP Credit Partners, L.P., Movella Inc. and certain other persons and entities from time to time party thereto. Capitalized terms used but not defined in this letter shall have the meanings set forth in the Shareholder Rights Agreement.

Pursuant to Section 6.6 of the Shareholder Rights Agreement, any of the provisions, covenants and conditions set forth in the Shareholder Rights Agreement may be waived upon the written consent of (a) the Company, (b) the Holders of a majority of the total Registrable Securities in number of Registrable Securities, (c) Pathfinder Acquisition, LLC so long as it, its affiliates and its Permitted Transferees hold, in the aggregate, at least five percent (5%) of the outstanding Common Stock of the Company (“Common Stock”), and (d) each Business Combination Holder if such Business Combination Holder and its affiliates hold, in the aggregate, at least five percent (5%) of the outstanding Common Stock; provided, further, that any waiver that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected (collectively, the “Requisite Consent”).

In light of the delisting of the Company’s shares from the Nasdaq Stock Market, the undersigned parties hereby represent the Requisite Consent, and such undersigned parties hereby mutually agree to waive, on behalf of themselves and all other Holders of Registrable Securities, the provisions, covenants, conditions, rights and obligations set forth in the Shareholder Rights Agreement, effective as of the date the Company’s shares are delisted. This Waiver of Shareholder Rights Agreement (the “Waiver”) shall remain in full force and effect for so long as the Common Stock is not listed for trading on a national securities exchange. This Waiver shall apply to each Holder of Registrable Securities until such time as such Holder no longer holds any Registrable Securities or otherwise ceases to have any continuing rights under the Shareholder Rights Agreement, at which time the Shareholder Rights Agreement shall automatically terminate as set forth in Section 6.8 of the Shareholder Rights Agreement with respect to such Holder. For the avoidance of doubt, and subject in all cases to the foregoing sentence, this Waiver shall terminate if and when the Common Stock is listed on a national securities exchange and when the Company is subject to periodic reporting requirements pursuant to Section 12(b) of the Securities Exchange Act of 1934.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this this Waiver of Shareholder Rights Agreement to be signed as of the day and year first above written.

MOVELLA HOLDINGS INC.

By: /s/ Stephen Smith
Name: Stephen Smith
Title: Chief Executive Officer
Date: 7/9/2024

[SIGNATURE PAGE TO WAIVER OF SHAREHOLDER RIGHTS AGREEMENT LETTER]

FP CREDIT PARTNERS, L.P.

By: FP Credit Partners GP, L.P., its General Partner

By: FP Credit Partners GP Management, LLC, its General Partner

By: /s/ Scott Eisenberg
Name: Scott Eisenberg
Title: Managing Director
Date: 7/7/2024

[SIGNATURE PAGE TO WAIVER OF SHAREHOLDER RIGHTS AGREEMENT LETTER]

PATHFINDER ACQUISITION LLC

By: /s/ David Chung
Name: David Chung
Title: Chief Executive Officer
Date: 7/2/2024

[SIGNATURE PAGE TO WAIVER OF SHAREHOLDER RIGHTS AGREEMENT LETTER]

KPCB HOLDINGS, INC., as nominee

By: /s/ Susan Biglieri
Name: Susan Biglieri
Title: Chief Financial Officer
Date: 7/10/2024

[SIGNATURE PAGE TO WAIVER OF SHAREHOLDER RIGHTS AGREEMENT LETTER]